EXHIBIT 7C

For period ending 07/31/2010 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.


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Series
Number   Series Name                                                  Is this the last filing for this Series?
                                                                                      (Y/N)

120      Wells Fargo Advantage Endeavor Select Fund                                     N
123      Wells Fargo Advantage Capital Growth Fund                                      N
124      Wells Fargo Advantage Large Company Value Fund                                 N
125      Wells Fargo Advantage Growth Fund                                              N
127      Wells Fargo Advantage Large Cap Growth Fund                                    N
148      Wells Fargo Advantage Social Sustainability Fund                               N
152	 Wells Fargo Advantage Classic Value Fund 					N
153	 Wells Fargo Advantage Core Equity Fund						N
154	 Wells Fargo Advantage Disciplined U.S. Core Fund				N
155	 Wells Fargo Advantage Disciplined Value Fund 					N
156	 Wells Fargo Advantage Intrinsic Value Fund					N
157	 Wells Fargo Advantage Large Cap Core Fund 					N
158	 Wells Fargo Advantage Omega Growth Fund					N
159	 Wells Fargo Advantage Premier Large Company Growth Fund 			N
160	 Wells Fargo Advantage Strategic Large Cap Growth Fund				N
161	 Wells Fargo Advantage Small/Mid Cap Core Fund					N
162	 Wells Fargo Advantage Special Small Cap Value Fund				N

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